UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
January 28, 2026
Date of Report (Date of earliest event reported)

AZZ Inc.
(Exact name of Registrant as specified in its charter)

Texas	1-12777	75-0948250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, Texas 76107
(Address of principal executive offices) (Zip Code)
(817) 810-0095
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AZZ	New York Stock Exchange
NYSE Texas, Inc.
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) amends the Current Report on Form 8-K of AZZ Inc. (the “Company”), dated January 28, 2026 (the “Original Report”), in which the Company reported the retirement of Mr. Bryan Stovall effective June 8, 2026, and the appointment of Mr. Todd Bella as President – Metal Coatings effective March 1, 2026. The purpose of this Current Report on Form 8-K/A is solely to amend the Original Report to disclose Mr. Bella’s compensation in his new role which has now been determined.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Company's Original Report, the Board of Directors of the Company appointed Mr. Todd Bella to serve as the Company’s President – Metal Coatings, effective March 1, 2026. Mr. Bella, age 46, has been serving as Senior Vice President, Western Operations – Metal Coatings since 2025.

In his position as the Company’s President – Metal Coatings, Mr. Bella will be eligible to earn an annual cash incentive bonus under the Company’s Senior Management Bonus Plan, as amended to date (the “STI Plan”), which provides for an annual cash incentive target based upon 60% of Mr. Bella’s annual base salary pursuant to the achievement of certain individual and Company performance metrics for the fiscal year ending February 28, 2027. He will also be eligible each year to receive an annual equity award, the amount and nature to be determined annually by the Compensation Committee. For the Company’s fiscal year ending February 28, 2027, Mr. Bella’s equity award target value will consist of 50% performance share units (“PSUs”) and 50% restricted stock units (“RSUs”) issued under the Company’s 2023 Long Term Incentive Plan (the “2023 LTI Plan”). Pursuant to the terms and conditions of his annual equity grants, Mr. Bella is also subject to confidentiality and other restrictive covenants prohibiting competition, solicitation of customers and employees and interference with business relationships during his employment and for 12 months thereafter.

Name	Position	FY2027 Base Salary	FY2027 STI Plan Target	FY2027 LTI Equity Awards

Todd Bella	President – Metal Coatings	$350,000	$210,000	$245,000(1)
(1) This amount is based upon 70% of Mr. Bella's annual base salary for FY2027.

Mr. Bella will participate in the AZZ Inc. Executive Officer Severance Plan, whereby certain severance payments and benefits would be paid to Mr. Bella if his employment is terminated by AZZ without cause or by Mr. Bella for good reason, or if Mr. Bella’s employment is terminated following a change-in-control (the “Executive Officer Severance Plan”). He will also participate in the AZZ Executive Retiree LTI Plan (the "Executive Retiree Plan"), which provides for continued vesting of certain outstanding annual equity awards following a qualified "Retirement," subject to meeting age, service, notice, and other requirements as set forth in the Executive Retiree Plan.

As disclosed in the Original Report, Mr. Bryan Stovall will continue to serve as the Company’s Chief Operating Officer – Metal Coatings until his previously announced retirement date of June 8, 2026 to ensure the smooth transition of his job responsibilities to Mr. Bella.

The foregoing summary descriptions of the Executive Officer Severance Plan, the Executive Retiree Plan, the 2023 LTI Plan and the STI Plan do not purport to be complete and are qualified in their entirety by reference to the full terms of the Executive Officer Severance Plan, a copy of which is included as Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on October 12, 2021 and incorporated herein by reference; The Executive Retiree Plan, a copy of which is included as Exhibit 10.16 to the Company's Annual Report on Form 10-K filed with the SEC on April 21, 2025 and incorporated herein by reference; the terms of the 2023 LTI Plan, a copy of which is included as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on July 11, 2023 and incorporated herein by reference; and the terms of the STI Plan set forth in Appendix B (Senior Management Bonus Plan) of the Proxy Statement on Schedule 14A filed by the Company with the SEC on May 28, 2015, and set forth in the First Amendment to the Senior Management Bonus Plan which is included as Exhibit 10.3 to the Company's Current Report on Form 8-K filed with the SEC on January 21, 2016, each of which are hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit	Description
104	Cover Page Interactive File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ Inc.
Date: March 5, 2026	/s/ Tara D. Mackey
Tara D. Mackey Chief Legal Officer and Secretary